UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2004

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-1649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-3144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2004, Newport Corporation (the “Registrant”) announced its financial results for the third quarter ended October 2, 2004, and its business outlook for the fourth quarter of 2004. The press release issued by the Registrant in connection with the announcement is attached to this report as Exhibit 99.1.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Use of Pro Forma Financial Information

In the press release attached to this report as Exhibit 99.1, the Registrant uses certain pro forma financial information to supplement the Registrant’s results of operations prepared in accordance with generally accepted accounting principles in the United States (GAAP). The following paragraphs describe these pro forma financial measures and the reason for their inclusion. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

1. The Registrant has provided measures of net sales, gross profit, gross margin, selling, general and administrative expense, operating income (loss) and net income (loss) for the third fiscal quarter that have been adjusted to include the results of operations of Spectra-Physics for the period in the third fiscal quarter which preceded July 16, 2004, the date Spectra-Physics was acquired by the Registrant. These adjustments have been made to show what these financial measures would have been if the Newport and Spectra-Physics businesses had been combined for the entire quarter, in order to provide investors with an understanding of the combined company’s potential financial performance for the entire third quarter, as well as a more complete and meaningful basis for comparison to the Registrant’s financial performance in future quarterly periods.

2. The Registrant has provided measures of gross profit, gross margin, selling, general and administrative expense, research and development expense, operating income (loss), interest and other expense and net income (loss) for the third fiscal quarter that have been adjusted to exclude certain charges related to the acquisition and integration of Spectra-Physics, including charges required to establish the opening balance sheet for Spectra-Physics, write-offs of assets resulting from the transaction or from integration activities, and other incremental restructuring expenses. Management considers these charges to be outside of the Registrant’s core operating results. Therefore, these charges have been excluded with the intent of providing both management and investors with a more complete understanding and basis for comparison of the Registrant’s underlying operational results and trends and marketplace performance. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for its planning and forecasting of future periods.

3. The Registrant has provided guidance regarding a range of performance for the fourth fiscal quarter for measures of gross margin, selling, general and administrative expense, operating income (loss), and income (loss) per share that have been adjusted to exclude certain charges related to the acquisition and integration of Spectra-Physics as set forth in the preceding paragraph. As discussed above, management considers these charges to be outside the Registrant’s core operating results, and has therefore excluded these charges to provide investors with a more complete understanding of management’s expectations for the Registrant’s underlying financial performance for the fourth fiscal quarter, and a more meaningful basis for comparison with the Registrant’s underlying operational results for the third fiscal quarter.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 28, 2004 (furnished pursuant to Item 2.02 and not deemed filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2004	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 28, 2004 (furnished pursuant to Item 2.02 and not deemed filed).